                                             AMENDMENT TO TRUST AGREEMENT

                  This Amendment to Trust Agreement (this  "Amendment") is entered into as of the 8th day of December,
2004,  among (i) SOUTHERN  CALIFORNIA  EDISON  COMPANY (the  "Depositor"),  (ii) CHASE  MANHATTAN  BANK USA,  NATIONAL
ASSOCIATION,  a national  banking  association,  as Trustee (the "Delaware  Trustee"),  and (iii) JPMORGAN CHASE BANK,
N.A., a national  banking  association,  as Trustee  (formerly  known as JPMORGAN  CHASE BANK and THE CHASE  MANHATTAN
BANK) (jointly with the Delaware Trustee, the "Trustees") of SCE Trust II (the "Trust").

                  WHEREAS, the governing  instrument of the Trust is the Trust Agreement,  dated as of August 22, 2000
(the "Trust Agreement"), between the Depositor and the Trustees; and

                  WHEREAS, the parties hereto desire to amend the Trust Agreement as set forth herein.

                  NOW, THEREFORE, the signatories hereto hereby agree as follows:

I.       Amendments
         ----------

                  A.       The Trust  Agreement is hereby amended by deleting all  references to "Business  Trust Act"
therein and substituting  the words  "Statutory  Trust Act" in lieu thereof.  The Trust Agreement is hereby amended by deleting all references to "business trust" therein and substituting the words "statutory trust" in lieu thereof.

                  B.       Section 3 of the Trust  Agreement is hereby amended by deleting the words "the form" in the third line thereof and substituting the words "a form" in lieu thereof.

                  C.       Section 9 of the Trust  Agreement  is hereby  amended  by adding the  following  to the end thereof:

                  "If the 1933 Act Registration  Statement  expires or is otherwise  terminated,  then the
                  Depositor  shall  inform the  Trustees  either  that (i) the Trust  shall be  dissolved, wound up and  terminated  and that the Trustees shall execute and file with the Delaware
                  Secretary of State (at the  Depositor's  expense) a Certificate of  Cancellation  of the
                  Certificate  of Trust of the Trust,  or (ii) the Trust shall not be dissolved,  wound up and  terminated  due to the fact that the Trust will,  within a reasonable  time period, become  registrants  in another 1933 Act  Registration  Statement  relating to Preferred
                  Securities of the Trust."

                  D.       The Trust  Agreement is hereby amended by adding a new Section 10 to the Trust Agreement as follows:

                  "The Depositor  hereby agrees to (i) reimburse the Trustees for all reasonable  expenses
                  (including  reasonable fees and expenses of counsel and other experts),  (ii) indemnify, defend and hold  harmless  the Trustees and any of the  officers,  directors,  employees and agents of the  Trustees  (the  "Indemnified  Persons")  from and against all losses,
                  damages,   liabilities,   claims,   actions,   suits,  costs,  expenses,   disbursements
                  (including  the  reasonable  fees and expenses of counsel),  taxes and  penalties of any kind  and  nature  whatsoever  (collectively,  "Expenses"),  to  the  extent  that  such
                  Expenses  arise  out of or are  imposed  upon  or  asserted  at any  time  against  such
                  Indemnified  Persons  with  respect  to the  performance  of this Trust  Agreement,  the creation,  operation  or  termination  of the  Trust  or the  transactions  contemplated
                  hereby;   provided,   that  the  Depositor  shall  not  be  required  to  indemnify  any
                  Indemnified  Person for any Expenses which are a result of the willful  misconduct,  bad faith or gross  negligence  of such  Indemnified  Person and (iii)  advance to each such
                  Indemnified  Person  Expenses  incurred  by such  Indemnified  Person in  defending  any claim,  demand,  action,  suit or  proceeding  prior to the  final  disposition  of such claim,  demand,  action,  suit  or  proceeding  upon  receipt  by  the  Depositor  of an undertaking,  by or on behalf of such  Indemnified  Person,  to repay such  amount if it shall be  determined  that such  Indemnified  Person is not  entitled to be  indemnified therefor  under this Section 10. The  obligations  of the  Depositor  under this Section
                  10 shall survive the  resignation  or removal of either of the  Trustees,  shall survive the  termination,  amendment,  supplement,  and/or  restatement of this Trust Agreement, and shall  survive the  transfer by the  Depositor  of any or all of its interest in the
                  Trust."

II.      Miscellaneous
         -------------

                  A.       This  Amendment may be executed in one or more  counterparts,  each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  B.       Except to the extent  modified  hereby,  the Trust Agreement shall remain in full force and effect.

                  C.       This Amendment  shall be binding upon,  and shall inure to the benefit of, the  signatories hereto and their respective successors and assigns.

                  D.       This Agreement  shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                                              [Signatures on next page]

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment  to be duly  executed as of the day and year first above written.

                                            SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

                                            By:      /s/ Mary C. Simpson
                                            -------------------------------------------------------
                                                     Name:  Mary C. Simpson
                                                     Title:    Assistant Treasurer

                                            JPMORGAN CHASE BANK, N.A., as Trustee

                                            By:      /s/ James M. Foley
                                            -------------------------------------------------------
                                                     Name:   James M. Foley
                                                     Title:     Assistant Vice President

                                            CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Trustee

                                            By:      /s/ John J. Cashin
                                            -----------------------------------------------------------
                                                     Name:      John J. Cashin
                                                     Title:     Vice President